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PIMCO Funds: Multi-Manager Series

840 Newport Center Drive

Newport Beach, California 92660

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PIMCO FUNDS: MULTI-MANAGER SERIES

RCM Global Technology Fund

840 Newport Center Drive

Newport Beach, California 92660

For proxy information, please call 1-800-336-5801

For account information, please call:

1-800-927-4648 (Institutional Class Shares)

1-800-426-0107 (Class A, B, C and D Shares)

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

April 21, 2005

To the Shareholders of RCM Global Technology Fund:

Notice is hereby given that a Special Meeting of Shareholders of RCM Global Technology Fund (the “Global Technology Fund”) will be held on Thursday, April, 21, 2005, at 10:00 a.m., Eastern time, at the offices of PA Distributors LLC, 2187 Atlantic Street, Stamford, Connecticut 06902 (the “Meeting”), for the following purposes:

1. To approve a proposal to eliminate a fundamental investment restriction of the Global Technology Fund, as described in the attached proxy statement.

2. To consider and act upon such other matters as may properly come before the Meeting and any adjourned session thereof.

Shareholders of record on February 4, 2005 are entitled to notice of, and to vote at, the Meeting.

By order of the Board of Trustees

Newton B. Schott, Jr.,
Secretary

February [24], 2005

YOUR VOTE IS IMPORTANT

Please respond – your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card(s) in the enclosed postage-prepaid envelope so that you will be represented at the meeting.

PIMCO Funds: Multi-Manager Series

RCM Global Technology Fund,

840 Newport Center Drive

Newport Beach, California 92660

For proxy information, please call 1-800-336-5801

For account information, please call:

1-800-927-4648 (Institutional Class Shares)

1-800-426-0107 (Class A, B, C and D Shares)

PROXY STATEMENT

The Board of Trustees (the “Trustees”) of PIMCO Funds: Multi-Manager Series (the “Trust”) is soliciting proxies from the shareholders of RCM Global Technology Fund (the “Global Technology Fund”) in connection with a special meeting (the “Meeting”) of shareholders of the Global Technology Fund. The Global Technology Fund is a series of the Trust. The Meeting will be held at 10:00 a.m. on Thursday, April 21, 2005 at the offices of PA Distributors LLC, 2187 Atlantic Street, Stamford, Connecticut 06902. The Meeting notice, this Proxy Statement and proxy cards are being sent to shareholders of record as of February 4, 2005 (the “Record Date”) beginning on or about [24], 2005. Upon request and without charge, the Global Technology Fund will furnish each person to whom this proxy statement is delivered with a copy of the Global Technology Fund’s latest annual report and semi-annual report to shareholders. To request a copy, please call 1-800-927-4648 (for Institutional Reports) or 1-800-426-0107 (for Class A, B and C Reports and Class D Reports), or write to the Trust at the address appearing above.

The Meeting is being called for the following purposes: (1) to consider eliminating a fundamental investment restriction of the Global Technology Fund and (2) to transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

PROPOSAL I: APPROVAL OF ELIMINATION OF A FUNDAMENTAL

INVESTMENT RESTRICTION OF THE GLOBAL TECHNOLOGY FUND

The Global Technology Fund is subject to a number of investment restrictions which are set forth in its Statement of Additional Information under “Investment Restrictions.” The Global Technology Fund classifies its investment restrictions as either “fundamental” or “non-fundamental.” A change to a fundamental investment restriction of the Fund requires the approval of a “majority of the voting securities” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund, while non-fundamental restrictions may be changed by the Trustees without shareholder approval.

The Global Technology Fund currently has an investment restriction (the “Restriction”) that reads as follows:

The Fund may not purchase portfolio securities from or sell portfolio securities to the officers, directors, or other “interested persons” (as defined in the 1940 Act) of the Trust, other than unaffiliated broker-dealers.

The Restriction is not typical for funds in the Trust and is not required by law. The Global Technology Fund commenced operations after acquiring an existing DRCM Fund (the “DCRM Fund”) in February, 2002. The new Global Technology Fund retained the predecessor DRCM Fund’s fundamental investment restrictions in connection with the merger. Based on the recommendations of PA Fund Management LLC (“PAFM”), the Global Technology Fund’s investment adviser, after a review of the Global Technology Fund’s fundamental investment restrictions, the Trustees approved the elimination of the Global Technology Fund’s investment restriction relating to the purchase and sale of securities to and from interested persons.

The 1940 Act does not require that a mutual fund include in its registration statement a restriction regarding the purchase or sale of portfolio securities to and from its “interested persons,” as defined in Section 2(a)(3) of the 1940 Act. Section 17(a) of the 1940 Act limits a mutual fund’s affiliate’s ability to engage in securities transactions with the fund when acting as a principal, and Section 17(e) of the 1940 Act limits the affiliate’s ability to engage in securities transactions with the fund when acting as an agent. The Fund currently abides by the limits established by Section 17 of the 1940 Act and the rules adopted thereunder and intends to continue to abide by such restrictions, as they may be amended from time to time. PAFM has indicated that it believes the proposed elimination of the Restriction would not materially increase risks to shareholders. Accordingly, the Trustees believe that eliminating the Restriction would be in the best interests of the Global Technology Fund and its shareholders.

In addition, the elimination of the Restriction is proposed at this time because it is currently planned that the Global Technology Fund will acquire all the assets and liabilities of the RCM Innovation Fund, also a series of the Trust (the “Reorganization”). The RCM Innovation Fund is not subject to the Restriction. While it is not clear that the Restriction would preclude a transaction, such as the Reorganization, the Agreement and Plan of Reorganization relating to the Reorganization provides that the Reorganization will not occur (or will not occur as presently proposed, although the Funds may reorganize through a different form of transaction) unless the Restriction is eliminated with respect to the Global Technology Fund.

The Reorganization will limit the ability of the post-Reorganization Global Technology Fund to utilize its pre-Reorganization capital loss carryforwards and realized losses to offset capital gains. Based on information as of December 31, 2004, “net losses” (defined as capital loss carryforwards as adjusted by year-to-date net realized gains or losses and current unrealized gains or losses) of the Global Technology Fund will decline from 59% of net assets before the Reorganization to 21% of the combined Fund’s post-Reorganization assets. Because of this, under certain circumstances (e.g., depending on the combined Fund’s rate of growth and other factors), shareholders of the Global Technology Fund could receive more distributions and pay more taxes, or pay taxes sooner, than they would have if the Reorganization had not occurred. In addition, the Global Technology Fund will incur transaction costs and realize taxable gains or losses to the extent it disposes of Innovation Fund securities acquired in the Reorganization.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF

THE GLOBAL TECHNOLOGY FUND VOTE IN FAVOR OF PROPOSAL I.

OTHER INFORMATION

Investment Adviser and Administrator

PAFM, with principal offices at 1345 Avenue of the Americas, New York, New York 10105, serves as the investment adviser and the administrator for the Global Technology Fund. PAFM is a wholly-owned indirect subsidiary of Allianz Global Investors of America L.P. (“Allianz Global Investors”), which in turn is a majority-owned indirect subsidy of Allianz AG. RCM Capital Management LLC (“RCM”), an affiliate of PAFM, serves as the Sub-Adviser to the Global Technology Fund. RCM is a wholly-owned indirect subsidiary of Allianz AG.

For investment advisory services, the Fund pays PAFM an advisory fee at the average annual rate of 0.95% of average daily net assets. For administrative services, the Global Technology Fund pays PAFM an administrative fee at the annual rate of 0.55% of the first $2.5 billion of the Fund’s average daily net assets attributable in the aggregate to its Class A, Class B and Class C shares. (This fee is subject to a reduction of 0.05% on average daily net assets attributable in the aggregate to the Fund’s Class A, B and C shares in excess of $2.5 billion.) The Global Technology Fund pays PAFM administrative fees with respect to its Class D shares at the average annual rate of 0.80% of average daily net assets, and with respect to its Institutional Class shares at the average annual rate of 0.40% of average daily net assets. PAFM has agreed that, if the Reorganization occurs, it will reduce its advisory fee to 0.90% of average daily net assets, and the administrative fee on each class of shares by 0.10% of average daily net assets.

Distributor

PA Distributors LLC (the “Distributor”) serves as the principal underwriter of each class of the Trust’s shares pursuant to a Distribution Contract with the Trust. The Distributor is an affiliate of PAFM. The Distributor, located at 2187 Atlantic Street, Stamford, Connecticut 06902, is a broker-dealer registered with the Securities and Exchange Commission.

Voting Information

Record Date and Method of Tabulation. Shareholders of record of the Global Technology Fund at the close of business on February 4, 2005 (the “Record Date”) will be entitled to notice of and to vote at the Meeting or any adjournment thereof. Shareholders are entitled to one vote for each share of the Global Technology Fund held, and each fractional share shall be entitled to a proportional factional vote. The holders of 30% of the shares of the Global Technology Fund outstanding as of the Record Date, present in person or represented by proxy, constitute a quorum for the transaction of business by the shareholders of the Global Technology Fund at the Meeting.

As required by the 1940 Act, approval of the Proposal will require the affirmative vote of the lesser of:

•	67% or more of the shares of the Global Technology Fund present at the meeting or represented by proxy, if more than 50% of the shares of the Global Technology Fund are present or represented by proxy, and

•	more than 50% of the Global Technology Fund’s shares.

Therefore, in order for a proposal to be approved for the Global Technology Fund, more than 50% of the Global Technology Fund’s shares must be present at the meeting or represented by proxy.

Shares represented by timely, duly executed proxies will be voted as you instruct. If no specification is made with respect to the proposal, shares will be voted FOR the proposal. Proxies may be revoked at any time before they are exercised by sending a written revocation which is received by the Secretary of the Trust prior to any such exercise, by properly executing a later-dated proxy or by attending the Meeting and voting in person.

Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Trust as tellers for the Meeting. The tellers will count the total number of votes cast “for” approval of the Proposal for purposes of determining whether sufficient affirmative votes have been cast. The tellers will count all shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., proxies representing shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Since these shares will be counted as present, but not as voting in favor of the Proposal, these shares will have the same effect as if they cast votes against the Proposal.

If the Global Technology Fund’s shareholders do not approve the Proposal, the Reorganization will not occur (or will not occur as presently proposed, although the Funds may reorganize in a different form of transaction), and the Trustees may take such actions as they believe to be in the best interests of the Fund and its shareholders.

Ownership of Funds

As of the Record Date, as shown on the books of the Trust, there were issued and outstanding the following numbers of shares of beneficial interest of each class of the Global Technology Fund:

RCM Global Technology Fund

Class A	Class B	Class C	Class D	Institutional Class
3027723.799	266388.807	594147.326	6729997.987	6482859.033

As of January 25, 2005, to the best of the knowledge of the Trust, the following persons owned of record or beneficially 5% or more of the outstanding shares of the indicated classes of the Global Technology Fund:

RCM Global Technology Fund Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Institutional Class
	State Street Bank & Trust as TTEE for Southern California Edison Co. Stock Savings Plus Plan 105 Rosemont Rd. Westwood, MA 02090-2318	1,240,186.365		19.11%

	Charles Schwab & Co. Inc. Special Custody Account FBO Our Customers Attn: Mutual Fund Dept. 101 Montgomery St. San Francisco, CA 94104	1,011,746.111	*	15.59%

	NFS for Exclusive Benefit of Our Customers 200 Liberty St. New York, NY10281	873,426.627	*	13.46%

	Northern Trust Co. as Trustee FBO Harris Corp. 801 S. Canal St., Chicago, IL 60607-4515	656,759.913		10.12%

	T. Rowe Price Retirement Plan Services, Inc. Asset Reconciliation 4515 Painters Mill Road Owings Mills, MD 21117	459,701.194	*	7.08%

Class A

	John Hancock Life Insurance Co. USA, 250 Bloor St. E. 7th FL, Toronto Ontario Canada M4W1E5	964,401.450	*	31.89%

	The Vanguard Fiduciary Trust Dresdner RCM Global Tech Fund Attn: Outside Funds PO Box 2600 Valley Forge, PA 19482-2600	294,065.541	*	9.72%

Class B

	Morgan Stanley Attn: Mutual Fund Operations 3 Harborside Plaza 6th Fl. Jersey City, NJ 07311	21,348.990	*	7.96%

	MLPF&S for the Sole Benefit of its Customers Attn: Fund Admin/ #97M 4800 Deer Lake Dr. E. FL 3 Jacksonville, FL 32246-6484	16,573.752	*	6.18%

Class C

	MLPF&S for the Sole Benefit of its Customers Attn: Fund Admin/ #97M 4800 Deer Lake Dr. E. FL 3 Jacksonville, FL 32246-6484	60,144.277	*	10.22%

	Bear Sterns Securities Corp., FBO 486-09808-14, 1 Metrotech Center North, Brooklyn, NY 11201-3859	33,328.877		5.67%

Class D

	Charles Schwab & Co. Inc. Special Custody Accounts FBO Customers Attn: Mutual Funds 101 Montgomery St. San Francisco, CA 94104-4122	3,137,914.904	*	46.43%

	National Financial Services Corp. FBO Customers, Dept. 5th Fl. 200 Liberty St. One World Financial Center New York, NY 10281	1,508,623.161	*	22.32%

*	Shares are believed to be held only as nominee.

As of the Record Date, to the best of the knowledge of the Trust, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the outstanding shares of the Global Technology Fund and of the Trust as a whole.

Adjournments

In the event that a quorum is not present for purposes of acting on the Proposal, or if sufficient votes in favor of the Proposal are not received by the time of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a plurality of the shares present in person or represented by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of any Proposal that has not then been adopted. They will vote against such adjournment those proxies required to be voted against each Proposal that has not then been adopted and will not vote any proxies that direct them to abstain from voting on such Proposals.

If sufficient favorable votes for the Proposal have been received by the time of the Meeting, the Proposal will be acted upon and such action will be final.

Solicitation of Proxies

The solicitation of proxies by personal interview, mail and telephone may be made by officers and Trustees of the Trust and officers and employees of PAFM, its affiliates and other representatives of the Trust. The Trust has retained [Investor Connect] to aid in the solicitation of proxies (which is estimated to cost [    ]), and this cost and the costs of holding the Meeting (including the costs of any additional solicitation and any adjourned session) will be borne by [PAFM] and not by the Global Technology Fund.

Methods of Voting

Electronic Voting. In addition to voting by mail, you may also give your voting instructions via the Internet or by touch-tone telephone by following the instructions enclosed with the proxy card.

Telephone Voting. You may give your voting instructions over the telephone by calling [Investor Connect]. A representative of [Investor Connect] will answer your call. When receiving your instructions by telephone, the representative is required to ask you for your full name, address, the last four digits of your social security or employer identification number, title (if the person giving the proxy is authorized to act for an entity, such as a corporation), the name of the Fund for which you are voting and confirmation that you have received the proxy statement in the mail. If the information you provide matches the information provided to [Investor Connect] by the Trust, then the [Investor Connect] representative will explain the proxy process. [Investor Connect] is not permitted to recommend to you how to vote, other than to read any recommendation included in the proxy statement. [Investor Connect] will record your instructions and transmit them to the official tabulator.

As the Meeting date approaches, you may receive a call from a representative of [Investor Connect] if the Trust has not yet received your vote. The representative may ask you for authority, by telephone or by electronically transmitted instructions, to permit [Investor Connect] to sign a proxy on your behalf. [Investor Connect] will record all instructions it receives from shareholders by telephone or electronically, and the proxies it signs in accordance with those instructions, in accordance with the procedures set forth above. The Trustees of the Trust believe those procedures are reasonably designed to determine accurately the shareholder’s identity and voting instructions.

Voting by Mail or Facsimile. If you wish to participate in the Meeting, but do not wish to give a proxy by telephone or via the Internet, you can still complete, sign and mail or fax the proxy card received with the proxy statement by following the instructions enclosed with the proxy card, or you can attend the Meeting in person.

Shareholder Proposals at Future Meetings

The Trust does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust a reasonable time before the Trust begins to print and mail materials for that meeting in order for such proposals to be considered for inclusion in the proxy materials. Any such proposals should be submitted to PIMCO Funds: Multi-Manager Series, c/o Chief Legal Officer, 2187 Atlantic Street, Stamford, Connecticut 06902, Attention: Board of Trustees.

Other Matters

The Trust is not aware of any other matters that are expected to arise at the Meeting. If any other matter should arise, however, the persons named in properly executed proxies have discretionary authority to vote such proxies as they shall decide.

PROXY CARD	PROXY CARD

PIMCO FUNDS: MULTI-MANAGER SERIES

Global Technology Fund

PROXY SOLICITED BY THE BOARD OF TRUSTEES

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - April 21, 2005

The undersigned hereby appoints E. Blake Moore, Newton B. Schott, Jr., Richard H. Kirk and Derek B. Hayes, and each of them separately, proxies with power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders of the Global Technology Fund on April 21, 2005, at 10:00 a.m. Eastern time, and at any adjournments thereof, all of the shares of the Global Technology Fund which the undersigned would be entitled to vote if personally present.

NOTE: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, Trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Signature(s) (if held jointly):

Date:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Please vote by filling in the appropriate box below.

1.	Proposal to eliminate the fundamental investment restriction regarding the purchase and sale of securities to and from interested persons.

☐ FOR ☐ AGAINST ☐ ABSTAIN

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE